                                                                   Exhibit 10.74

                                                         The Bank of Nova Scotia
                                                                 10 Collyer Quay
                                                           #15-01 Ocean Building
                                                                Singapore 049315

                                                              Tel: (65) 535 8688
                                       Fax:  (65) 438 3314  (Credit & Marketing)


                                                        [SCOTIA BANK LOGO]
January 16, 2003

Maxtor Peripherals (S) Pte Ltd.
No. 2 Ang Mo Kio Street 63
Ang Mo Kio Street Park 3
Singapore 569111


Attention:  Mr. Tiong Chi Sieng, Vice President - Finance
            Ms. Tan Hui Yah, Director - Finance

Dear Sirs:

REVOLVING BANK GUARANTEE (BG) FACILITY
(A)   INCREASE IN LIMIT FROM SGD666,000/- TO SGD1,200,000/-
(B)   DELETION OF CONSOLIDATED TANGIBLE NETWORTH COVENANT

1. We refer to the Revolving Bank Guarantee Facility of up to SGD666,000/- ("the Facility") granted under our Facility Letter of 24 December 2001 as amended by our Amendment Letters dated 15 February 2002, 20 June 2002 and 22 October 2002 (hereinafter collectively called the "the Facility Letter") and the Charge Over Cash Deposits (First Party) document dated 2 January 2002.

2. Subject to your Company's acceptance of this letter, at your request, we, The Bank of Nova Scotia, Singapore Branch ("the Bank") are pleased to advise the following amendments to the Facility Letter:

        (a) The Revolving Bank Guarantee Facility shall increase from a limit of SGD66,000/- to SGD1,2000,000/-; and

        (b) The Consolidated Tangible Networth covenant as stipulated under Covenant (e) of the Facility Letter shall be deleted.

3. Save for the above, all other terms and conditions stipulated in the Facility Letter and security document stated in Paragraph 1 above shall remain unchanged.

4. This letter shall supercede our letter dated 7 January 2003. If the above are acceptable, please sign and return to us the enclosed copy of this Amendment Letter together with your Company's Board Resolution accepting this Amendment Letter by 30 January 2003, after which this offer shall lapse unless an extension is granted by the Bank in writing.

Yours faithfully,

/s/Seong Koon Wah Sun
---------------------
Wah Sun Seong Koon
Country Head, VP & Branch Manager

We hereby accept and further undertake to observe all the terms and conditions set out and incorporated in this letter.

We also hereby confirm that the existing charges over cash deposits under the Charge Over Cash Deposits (First Party) document dated 2 January 2002 shall continue to secure the aforesaid all monies payable in connection with the Facility notwithstanding the amendments set out above, or in the subsequent legal documentation (if any).

Maxtor Peripherals(S)Pte Ltd.

/s/ Tiong Chi Sieng, VP Finance                             29 January 2003
-------------------------------                             ---------------
Company Stamp & Authorized Signatory(ies)                   Date
for and on behalf of Maxtor Peripherals(S)Pte Ltd.



                                       1